This instrument prepared by, Tax Map/Parcel ID#: W000-0043/002 and after recording please return to: Premises: 501 South Fifth Street
Bryan Cave LLP Richmond, Virginia
1290 Avenue of the Americas
New York, New York 10104
Attention: Jeffrey K. Levin, Esq.

NOTE TO CLERK: This Assignment of Leases and Rents is supplemental to a previously recorded deed of trust and is given to better secure the payment of the indebtedness secured by such prior deed of trust, and therefore is exempt from recordation taxes pursuant to Section
58.1-809 of the Code of Virginia.

FOUNDRY PARK I, LLC, as Borrower, and "grantor" for indexing purposes
(Borrower)

to

PB CAPITAL CORPORATION, as Administrative Agent, and "grantee for indexing purposes
(Administrative Agent)

________________________________________________________

ASSIGNMENT OF LEASES AND RENTS

________________________________________________________

Dated: As of January 28, 2010

Location: 501 South Fifth Street

Richmond, Virginia

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") made as of the 28th day of January, 2010, by FOUNDRY PARK I, LLC, a Virginia limited liability company, as assignor, and "grantor" for indexing purposes, having an address and chief executive office at 330 South Fourth Street, Richmond, Virginia 23219 ("Borrower") to PB CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent, and "grantee" for indexing purposes, having an address at 230 Park Avenue, New York, New York 10169 ("Administrative Agent").

W I T N E S S E T H:

WHEREAS, this Assignment is given in connection with a loan in the principal sum of Sixty-Eight Million Four Hundred Thousand and No/100 Dollars ($68,400,000.00) (the "Loan") made by one or more lenders to Borrower pursuant to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement") and evidenced by one or more certain promissory notes, dated the date hereof, given by Borrower to such lenders (collectively, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note");

WHEREAS, Borrower desires to secure the payment of the Debt (hereinafter defined) and the performance of all of its obligations under the Note, the Loan Agreement, the Deed of Trust (as defined in the Loan Agreement) and the other Loan Documents (hereinafter defined); and

WHEREAS, this Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Loan by the Lenders (as defined in the Loan Agreement) and the covenants, agreements, representations and warranties set forth in this Assignment:

  ASSIGNMENT

    Property Assigned. Borrower hereby absolutely and unconditionally assigns and grants to Administrative Agent the following property, rights, interests and estates, now owned, or hereafter acquired by Borrower:

      Leases. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements made a part hereof (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or a right to use or occupy, all or any portion of any space in that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the "Property") and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and the right, title and interest of Borrower, its successors and assigns, therein and thereunder.

      Other Leases and Agreements. All other leases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, whether made before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Subsection 101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") together with any extension, renewal or replacement of the same. This Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The "leases" described in Subsection 1.1(a) and the leases and other agreements described in this Subsection 1.1(b) are collectively referred to as the "Leases".

      Rents. All rents, rent equivalents, income, receivables, revenues, receipts, insurance proceeds, deposits and profits arising from the Leases and renewals thereof together with all rents, rent equivalents, income, fees, receivables, accounts, profits (including, but not limited to, all oil and gas or other mineral royalties and bonuses), charges for services rendered and any and all payment and consideration of whatever form or nature received by Borrower or its agents or employees from any and all sources relating to the use, enjoyment and occupancy of the Property whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the "Rents").

      Bankruptcy Claims. All of Borrower's claims and rights (the "Bankruptcy Claims") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

      Lease Guaranties. All of Borrower's right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support (individually, a "Lease Guaranty", collectively, the "Lease Guaranties") given by any guarantor in connection with any of the Leases or leasing commissions (individually, a "Lease Guarantor", collectively, the "Lease Guarantors") to Borrower.

      Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

      Other. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive and collect all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt (such term as used herein shall have the meaning ascribed thereto in the Deed of Trust)), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.

      Entry. The right, at Administrative Agent's option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

      Power of Attorney. Borrower's irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and, upon the occurrence and during the continuance of an Event of Default, any or all other actions designated by Administrative Agent for the proper management and preservation of the Property.

      Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

  TERMS OF ASSIGNMENT

    Present Assignment And License Back. It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the Cash Management Agreement and the Lockbox Agreement (each as defined in the Loan Agreement), Administrative Agent grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and other sums due under the Lease Guaranties and Borrower shall hold such Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Administrative Agent for use in the payment of such sums.

    Notice To Lessees. Borrower hereby authorizes and directs the lessees named in the Leases or any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Administrative Agent or to such other party as Administrative Agent directs all Rents and all sums due under any Lease Guaranties upon receipt from Administrative Agent of written notice to the effect that Administrative Agent is then the holder of this Assignment and that an Event of Default (as defined in the Loan Agreement) exists, and to continue so to do until otherwise notified by Administrative Agent.

    Incorporation By Reference. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents as same may be amended, restated, replaced, supplemented, modified, renewed, substituted or extended are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

  REMEDIES

    Remedies of Administrative Agent. Upon or at any time after the occurrence of an Event of Default and during the continuation thereof, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked, and Administrative Agent shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Administrative Agent enters upon or takes control of the Property. In addition, Administrative Agent may, at its option, without waiving such Event of Default, without regard to the adequacy of the security for the Debt, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Administrative Agent may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Administrative Agent may deem proper and shall apply the Rents and sums received pursuant to any Lease Guaranties as provided in the Deed of Trust (as defined in the Loan Agreement). In addition, upon the occurrence and during the continuance of an Event of Default, Administrative Agent, at its option, may (i) complete any construction on the Property in such manner and form as Administrative Agent deems advisable, (ii) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify any Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (iii) require Borrower to pay monthly in advance to Administrative Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Borrower or (iv) require Borrower to vacate and surrender possession of the Property to Administrative Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

    Other Remedies. Nothing contained in this Assignment and no act done or omitted by Administrative Agent pursuant to the power and rights granted to Administrative Agent hereunder shall be deemed to be a waiver by Administrative Agent of its rights and remedies under the Loan Agreement, the Note, or the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Administrative Agent under the terms thereof. The right of Administrative Agent to collect the Debt and to enforce any other security therefor held by it may be exercised by Administrative Agent either prior to, simultaneously with, or subsequent to any action taken by it hereunder. The provisions of Section 8.11 of the Loan Agreement are hereby incorporated herein by reference.

    Other Security. Administrative Agent may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

    Non-Waiver. The exercise by Administrative Agent of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Loan Agreement, the Leases, this Assignment or the other Loan Documents. The failure of Administrative Agent to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (a) the failure of Administrative Agent to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Administrative Agent extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note, or the other Loan Documents. Administrative Agent may resort for the payment of the Debt to any other security held by Administrative Agent in such order and manner as Administrative Agent, in its discretion, may elect. Administrative Agent may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to enforce its rights under this Assignment. The rights of Administrative Agent under this Assignment shall be separate, distinct and cumulative. No act of Administrative Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

    Bankruptcy. Upon or at any time after the occurrence and during the continuation of an Event of Default, Administrative Agent shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

      If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Administrative Agent not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Administrative Agent shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Administrative Agent demands that Borrower assume and assign the Lease to Administrative Agent pursuant to Section 365 of the Bankruptcy Code and (ii) Administrative Agent covenants to cure or provide adequate assurance of future performance under the Lease. If Administrative Agent serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Administrative Agent of the covenant provided for in clause (ii) of the preceding sentence.

  NO LIABILITY, FURTHER ASSURANCES

    No Liability of Administrative Agent. This Assignment shall not be construed to bind Administrative Agent to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Administrative Agent, except as expressly set forth herein. Administrative Agent shall not be liable for any loss sustained by Borrower resulting from Administrative Agent's failure to let the Property after an Event of Default or from any other act or omission of Administrative Agent in managing the Property after an Event of Default unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent except as expressly set forth herein. Administrative Agent shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall, and hereby agrees to, indemnify Administrative Agent for, and to hold Administrative Agent harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Administrative Agent by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties, unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent. Should Administrative Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured by this Assignment and the other Loan Documents and Borrower shall reimburse Administrative Agent therefor at the time specified therefor in accordance with the Loan Agreement, and upon the failure of Borrower so to do Administrative Agent may, at its option, declare all sums secured by this Assignment and the other Loan Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Administrative Agent, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Administrative Agent responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

    No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Administrative Agent a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Administrative Agent. In the exercise of the powers herein granted Administrative Agent, no liability shall be asserted or enforced against Administrative Agent, all such liability being expressly waived and released by Borrower, unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent.

    Further Assurances. Borrower will, at the cost of Borrower, and without expense to Administrative Agent, do, execute, acknowledge and deliver all further acts, conveyances, assignments, notices of assignments, transfers and assurances as Administrative Agent shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Administrative Agent the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Administrative Agent to execute in the name of Borrower to the extent Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

  MISCELLANEOUS PROVISIONS

    Conflict of Terms. In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement or the Deed of Trust, the terms of the Loan Agreement or the Deed of Trust, as the case may be, shall prevail.

    No Oral Change. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Administrative Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

    General Definitions. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein," the word "Administrative Agent" shall mean "Administrative Agent and any successor Administrative Agent designated pursuant to the provisions of the Loan Agreement," the term "Lenders" shall mean "Lenders and each subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by the Loan Agreement," the word "Property" shall include any portion of the Property and any interest therein, the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorney's, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Administrative Agent in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

    Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

    Governing Law. This Assignment shall be governed in accordance with the laws of the Commonwealth of Virginia.

    Termination of Assignment. Upon payment in full of the Debt, this Assignment shall become and be void and of no effect, and this Assignment shall be deemed released of record upon the recordation of a release or certificate of satisfaction of the Deed of Trust.

    Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 8.04 of the Loan Agreement.

    Waiver of Trial by Jury. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS RELATING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR OTHERWISE WITH RESPECT TO THE LOAN.

    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Borrower and Administrative Agent and their respective successors and permitted assigns forever.

    Headings, Etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has executed this instrument under seal the day and year first above written.

FOUNDRY PARK I, LLC,

a Virginia limited liability company

By: NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation, its Manager

By: /s/ Bruce R. Hazelgrove, III Name: Bruce R. Hazelgrove, III
Title: Vice President

COMMONWEALTH OF VIRGINIA ]
] SS.
CITY OF RICHMOND ]

I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bruce R. Hazelgrove, III, personally appeared before me in said jurisdiction, being personally well known (or satisfactorily proven) to me to be the person named as Vice President of NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation and the manager of FOUNDRY PARK I, LLC, a Virginia limited liability company, in the foregoing Security Instrument bearing date as of the 28th day of January, 2010, who, being by me first duly sworn, acknowledged said instrument to be his free act and deed, that he executed and delivered the same as such.

WITNESS my hand and official seal this 26 day of January, 2010.

/s/ Diane M. Hazelwood

Notary Public

My Commission Expires: Diane M. Hazelwood

Notary Public

Commonwealth of Virginia

222147

My Commission Expires: May 31, 2011

COMMONWEALTH OF VIRGINIA]
] SS.
CITY OF RICHMOND ]

I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bruce R. Hazelgrove, III, personally appeared before me in said jurisdiction, being personally well known (or satisfactorily proven) to me to be the person named as Vice President of Newmarket Development Corporation, the manager of foundry park i, LLC, a Virginia limited liability company, in the foregoing instrument bearing date as of the 28th day of January, 2010, who, being by me first duly sworn, acknowledged said instrument to be his free act and deed, that he executed and delivered the same as such.

WITNESS my hand and official seal this ____ day of January, 2010.

Notary Public

My Commission Expires:

EXHIBIT A

(Legal Description of Property)

ALL that certain lot, piece or parcel of land with all improvements thereon and appurtenances thereunto belonging, situated in the City of Richmond, Virginia, containing 3.155 acres, as shown on that certain plat of survey prepared by Draper Aden Associates, dated October 3, 2009, entitled "ALTA/ACSM LAND TITLE SURVEY OF 3.155 ACRES OF LAND LOCATED AT THE NORTHWEST CORNER OF TREDEGAR AND SOUTH SEVENTH STREETS, MEADWESTVACO HEADQUARTERS, CITY OF RICHMOND, VIRGINIA" to which plat reference is hereby made for a more particular description of the property and being more particularly described as follows:

Beginning at a lead hub at the intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, said point being the remote point of beginning; thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.63 feet to a lead hub set, said lead hub being the true point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street, S36-30-37W for a distance of 157.07 feet to a lead hub set; thence S36-56-07W for a distance of 29.93 feet to a brick nail set; thence S36-31-34W for a distance of 202.10 feet to a lead hub set; thence leaving the western Right-Of-Way line of South 7th Street and along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet, said curve having a radius of 23.26 feet, a chord of 18.87 feet at S60-27-39W to a brick nail set; thence continuing along the northern Right-Of-Way line of Tredegar Street the following courses: S84-23-44W for a distance of 9.34 feet to a point; thence along a curve to the left for a distance of 52.44 feet to a rod set, said curve having a radius of 70.00 feet and a chord of 51.22 feet at S62-56-06W; thence along a curve to the right for a distance of 46.36 feet to a brick nail set, said curve having a radius of 50.00 feet and a chord of 44.72 feet at S68-02-18W; thence N85-23-49W for a distance of 206.47 feet to a brick nail set; thence along a curve to the left for a distance of 5.73 feet to a point, said curve having a radius of 614.62 feet and a chord of 5.73 feet at N85-39-51W; thence leaving the northern line of Tredegar Street and along the lands of Foundry Park II LLC., the following courses: N37-11-22E for a distance of 251.52 feet to a point; thence N52-48-38W for a distance of 36.89 feet to a point; thence N37-11-22E for a distance of 355.64 feet to a p.k. nail set; thence leaving said lands and with the lands of the Federal Reserve Bank of Richmond, S53-44-53E for a distance of 270.87 feet to the point and place of beginning and containing 3.155 Acres.

BEING the same real estate conveyed to Foundry Park I, LLC, a Virginia limited liability company, by deed from Ethyl Corporation, a Virginia corporation, dated December 14, 2006, and recorded in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-43681.

TOGETHER WITH (i) that certain non-exclusive, perpetual easement of passage and use for vehicular and/or pedestrian ingress and egress, in common with the employees, invitees, guests, contractors (and their subcontractors) of Federal Reserve Bank of Richmond and the tenants (and their subtenants), if any, of the Federal Reserve Bank of Richmond Building (the "FBR Users"), over and across the Access Road and from the above described property to and from South 5th Street and South 7th Street, and (ii) that certain non-exclusive, perpetual easement of use, in common with the FRB Users, of the Common Elements located on the FBR Parcel as created and more particularly described in that certain Agreement of Easements, Covenants and Restrictions dated August 12, 2005, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, a United States Corporation, recorded on December 22, 2005, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 05-44873, as amended by that certain First Amendment to The Agreement of Easements, Covenants and Restrictions dated August 21, 2006, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, recorded on August 22, 2006, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-29024.

TOGETHER WITH those certain non-exclusive reciprocal easements over, through and across the Project Common Areas now or hereafter located within the FP II Parcel, including the right of access, as created and more particularly described in that certain Declaration of Restrictions dated August 6, 2007, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on August 7, 2007, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 07-26995.

TOGETHER WITH that certain easement for lateral and subjacent support of an encroachment and maintenance of the encroachment, as created and more particularly described in that certain Encroachment and Easement Agreement dated October 22, 2009, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on October 30, 2009, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 09-24255.